EXHIBIT 99.1

March 20, 2006

Dear APNO Shareholders,

         This is my first letter to our shareholders since Xtrana's merger with Alpha Innotech in early October 2005. Therefore I would like to take some time to go over the corporate history of the company before I review our present status and discuss our plans for the future.

         I have been involved with the company for the last five years, first as an investor, then as a board member and now as Chairman. As a general partner of a life sciences-focused venture capital firm I have had the pleasure of meeting with hundreds of companies in this great industry and therefore have a deep understanding of the realities of building a successful and dynamic organization in the biotechnology research tools business. As we report 23% revenue growth for the fourth quarter of 2005 today, I can honestly say that I have never been more excited about the company's prospects. The tremendous employees of Alpha Innotech have worked diligently for many years and are now equally excited about the opportunity in front of them.

OUR HISTORY

         Alpha Innotech was founded in 1992 by Haseeb Chaudhry and Darryl Ray with less than $90,000. The company launched a series of CCD-based imaging systems and grew organically for many years. It was then determined that the best way to continue our growth and expand into new markets was to bring in institutional investors and capital. In 2001 the company raised its first financing of $8 million from an international group of investors. We moved into a new facility and began investing in our new line of micro array imaging products that eventually led to the NovaRay(R). Alpha Innotech has sold over 7,000 imaging systems, including the NovaRay(R), in their short history.

2005 ACCOMPLISHMENTS AND FINANCIAL RESULTS

         Last year was clearly the most significant in the history of Alpha Innotech. The three landmark achievements were: 1.) the full scale launch into the micro array instrumentation market; 2.) executing the broad supply agreement with GE Healthcare and 3.) the completion of the acquisition by Xtrana with the resulting listing of APNO.

         The significance of our new product introductions in 2005 was not because of the revenues they produced which were less than $1 million, but because they have launched our move into the much larger market of micro imaging. We estimate the micro imaging market to be more than 8 times the size of the macro imaging market in which we have been a major supplier for many years. Our micro imaging products, the NovaRay(R) and the AlphaScan(TM), will also be the primary platforms for partnerships as we move into application development collaborations and add reagent product revenue.

         In 2005 we attained 15% revenue growth over 2004 from our continuing operations. We believe that with our successful implementation of the growth strategies outlined below Alpha Innotech will be able to achieve a higher organic growth rate in 2006.

STRATEGY FOR GROWTH

         We see opportunities for growth from four principal areas:


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         1.       Emerging markets in Asia
         2.       New products and product extensions
         3.       Expansion of sales and distribution channels
         4.       Collaborations

ASIAN EMERGING MARKETS

         What you may have heard about the growing economies in Asia, and particularly India and China, also applies to the life sciences market. New hospitals and research facilities are being established that are looking for the best equipment available. Our sales in these regions reflect this demand with 75% growth over the last two years. I have traveled to Asia many times, most recently with our CEO, Haseeb Chaudhry. What we saw and heard confirmed our notion that a more focused effort in these markets has the potential to reward us handsomely in the short and long term. Our distributors in these regions are seeking products designed specifically for their customers and we see excellent potential to reduce our costs by sourcing some of our components and labor from the region. We see 2006 as a critical year for our opportunity to further grow our revenues in Asia.

NEW PRODUCTS AND PRODUCT EXTENSIONS

         Constant innovation and new product offerings are the lifeblood of a biotech tools provider. We are in the process of expanding our product offerings in three areas. First, new instruments, like the Chromalight(TM) (released in the fourth quarter of 2005) and AlphaSpot(TM) (to be released in the second quarter of 2006) targeting the growing markets of custom proteomic arrays and live animal imaging, are complimentary products that allow our salespeople to provide much broader solutions to our customers. Second, we are in the process of adding new consumable and reagent products that we expect to provide a recurring revenue source and deepen our relationship with our customers. And last, but perhaps most importantly, we anticipate launching numerous novel applications optimized for our highest margin instruments. Through collaborations with innovative biotechnology companies we believe we can bring breakthrough technologies to market that highlight the versatility and power of our current imaging products. If we are successful in establishing such new collaborations, we would expect to see reagent revenue as well as increased instrumentation revenues.

EXPANSION OF SALES AND DISTRIBUTION CHANNELS

         In preparation for new micro array instruments and more complex, higher value reagent collaborations, the company added new resources for the sales and distribution of our products around the world. We have increased our direct sales force in the U.S. as well as the manufacturer's reps that also sell for us in specific regions of the country. Internationally we have added new distributors in Europe and Asia and are planning further enhancements to our ability to sell our products on a worldwide basis.

COLLABORATIONS

         Collaborations have always been a central element of the biotech industry. Whether in therapeutics, diagnostics or tools, partnering allows one company to benefit from the refined skills of another. We believe strongly in this concept as it allows us to focus on our customers and our core competency of designing imaging instrumentation while our partners develop breakthrough applications for them. Other important benefits of collaborations are shorter times


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to market  for new  products  and shared  development  costs.  In 2006,  we will aggressively seek collaborations to bring new applications to our imaging platforms.

COMMUNICATION STRATEGY

         We are committed to communicating regularly with our shareholders with updates about the developments in the company.

APNO LIQUIDITY

         We recognize that the liquidity of APNO stock is very low and believe it is likely negatively impacting the current share price. We are committed to increasing our float and trading volume in the following ways:

         1.       Eventually registering all of the company's outstanding common stock.
         2.       Increasing communication of the powerful APNO story.
         3.       Attracting  new  shareholders  interested  in our  future  and vision.
         4.       Ultimately   listing  the  company  on  one  of  the  national
                  exchanges.

CONCLUSION

         I hope that you will share my own conclusion that Alpha Innotech represents an excellent growth opportunity for our investors. Looking at other companies in the life sciences market reinforces my belief that Alpha Innotech can deliver attractive returns to our shareholders.

         Thank you again for your confidence in our company. We are committed to building one of the great life sciences tools companies in the world while striving to deliver the results and returns that we promise.

Sincerely,

/s/ William F. Snider
--------------------------
William F. Snider
Chairman
Alpha Innotech Corporation

Cautionary Note Regarding Forward-Looking Statements

This letter contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, the Company's need for additional financing, the timing of the introduction and success of new products, and the Company's growth prospects, that could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our recent Form 8-K and Form 10-QSB filed with the Securities and Exchange Commission. We assume no obligation to update the forward-looking information contained in this letter.


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